POWER OF ATTORNEY

       FOR EXECUTING FORMS 3, 4 AND 5, FORM 144, AND SCHEDULES 13D AND 13G

         Know all by these presents that the undersigned hereby constitutes and appoints Mark McColl as the undersigned's true and lawful attorney-in-fact to:

(1) execute for and on behalf of the undersigned (a) Forms 3, 4, and 5 (including amendments thereto) in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder, (b) Form 144 (including amendments thereto) in accordance with the Securities Act of 1933 and the rules thereunder, and (c) Schedules 13D and 13G (including amendments thereto) in accordance with Sections 13(d) and 13(g) of the Securities Exchange Act of 1934 and the rules thereunder;

(2) do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such Form 3, 4 or 5, Form 144 or Schedule 13D or 13G (including amendments thereto) and file that Form or Schedule with the Securities and Exchange Commission and any stock exchange self-regulatory association or any other authority; and

(3) take any other action of any type whatsoever in connection with the foregoing that, in the opinion of the attorney-in-fact, may be of benefit to, in the best interest of, or legally required of the undersigned, it being understood that the documents executed by the attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as the attorney-in-fact may approve in the attorney-in-fact's discretion.

         The undersigned hereby grants to attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution of revocation, hereby ratifying and confirming all that attorney-in-fact, or the attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, and his substitutes, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with
Section 13 or Section 16 of the Securities Exchange Act of 1934 or the Securities Act of 1933.

         The undersigned agrees that attorney-in-fact may rely entirely on information furnished orally or in writing by the undersigned to the attorney-in-fact.

         The Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5, Form 144, and Schedules 13D and 13G (including amendments thereto) with respect to the undersigned's holdings of and transactions in securities, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact. This Power of Attorney does not revoke any other power of attorney that the undersigned has previously granted.

         IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 5th day of November, 2007.

                                         /s/ Andrew Berger
                                --------------------------------------------
                                Andrew Berger

                                                               [Notary Seal]

STATE OF Missouri             )
                              )ss
COUNTY OF St. Louis           )

         Subscribed and sworn to before me, a notary public, this 5th day of November, 2007.

My commission expires:

                                                     /s/ Vicki E. Simmons
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                                               Notary Public